Exhibit 10.2(q)

Schedule A

Notice of Performance Share Grant

Participant:	[—]

Company:	WellPoint, Inc.

Notice:	You have been granted the following award of performance shares of common stock of the Company in accordance with the terms of the Plan and the attached Performance Share Agreement.

Plan:	WellPoint Incentive Compensation Plan

Grant:	Grant Date: [—] Number of Performance Shares: [—]

Performance Period:	The Performance Period applicable to the number of your Performance Shares listed in the “Shares” column below shall be the year ending on the date listed in the “Vesting Date” column below, subject to the performance measure described below.

Shares	Vesting Date

Notwithstanding the Vesting Dates indicated above, the number of Performance Shares that vests on each Vesting Date above shall be subject to the following performance measure: the above shares will be earned based on the WellPoint, Inc. Adjusted Consolidated Operating Gain in the year of grant, as approved by the Compensation Committee of the Board of Directors of WellPoint, Inc. for the WellPoint, Inc. Annual Incentive Plan. You will earn between 0% and 150% of the number of shares awarded based on the following (share amounts will be interpolated):

Operating Gain (in millions)	$3,355.7	$3,947.8	$4,066.3
Percent of Plan	85%	100%	103%
Percent of Shares Vesting	0%	100%	150%

In the event that a Change of Control (as defined in the Plan)[1] occurs before your Termination, your Performance Share Grant will remain subject to the terms of this Agreement, unless the successor company does not assume the Performance Share Grant. If the successor company does not assume the Performance Share Grant, then the Performance Shares shall immediately vest upon a Change of Control.
Rejection:	If you do not want to accept your Performance Shares, please return this Agreement, executed by you on the last page of this Agreement, at any time within sixty (60) days

[1]

For performance share awards to Angela F. Braly, “Change in Control” is defined in her Employment Agreement with the Company dated February 24, 2007 (“Employment Agreement”) and this paragraph contains the appropriate references to her Employment Agreement.

after the Grant Date to WellPoint, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Stock Administration. Do not return a signed copy of this Agreement if you accept your Performance Shares. If you do not return a signed copy of this Agreement within sixty (60) days after the Grant Date, you will have accepted your Performance Shares and agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan.

Performance Share Award Agreement

This Performance Share Award Agreement (this “Agreement”) dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Performance Share Grant attached as Schedule A hereto (the “Grant Notice”) is made between WellPoint, Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1. Performance Period. The Performance Period with respect to the Performance Shares shall be as set forth in the Grant Notice (the “Performance Period”). The Participant acknowledges that the Performance Shares may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)). Upon the completion of the applicable portion of the Performance Period and subject to the performance measure described in the attached Grant Notice, the restrictions set forth in this Agreement with respect to the Performance Shares theretofore subject to such completed Performance Period shall lapse and the Shares covered by the related portion of the award shall be delivered, except as may be provided in accordance with Section 9 hereof.

2. Ownership. Upon expiration of the applicable portion of the Performance Period and subject to the performance measure described in the attached Grant Notice, the Company shall transfer the Shares covered by the related portion of the award to the Participant’s account with the Company’s captive broker.

3. Termination.

(a) Retirement. If the Participant’s Termination is due to Retirement (for purposes of this Agreement, defined as the Participant’s Termination after attaining age fifty-five (55) with at least ten (10) completed years of service), the restrictions upon the Performance Shares shall continue to lapse throughout the Performance Period; provided, however, that if the Participant’s Termination due to Retirement is during the calendar year of the Grant Date, the Performance Shares shall be forfeited on a pro-rata basis, measured by the number of months in that calendar year during which the Participant was employed by the Company or an Affiliate (e.g., if the Participant’s Retirement occurs in September, 25% (or 3/12) of the Performance Shares will be forfeited), and the Performance Period on the non-forfeited portion of the Performance Shares shall continue to lapse throughout the Performance Period, subject to the performance measure described in the attached Grant Notice.2

(b) Death and Disability. If the Participant’s Termination is due to death or Disability (for purposes of this Agreement, as defined in the applicable WellPoint Long-Term Disability Plan), then the Performance Period shall immediately lapse, causing any restrictions which would otherwise remain on the Performance Shares to immediately lapse.3

(c) Other Terminations. Unless Section 3(d) is applicable, if the Participant’s Termination is by the Company or an Affiliate or by the Participant for any reason other than death, Disability or Retirement, then all Performance Shares for which the Performance Period had not lapsed prior to the date of such Termination shall be immediately forfeited.

(d) Termination after Change in Control. If after a Change in Control the Participant’s Termination is (i) by the Company or an Affiliate without Cause (for purposes of this Agreement, defined as a violation of “conduct” as such term is defined in the WellPoint HR Corrective Action Policy and if the Participant participates in the WellPoint, Inc. Executive Agreement Plan (the “Agreement Plan”), the Key Associate Agreement, or the Key Sales Associate Agreement also as defined in that plan or agreement) or (ii), if the Participant participates in the Agreement Plan, by the Participant for Good Reason (as defined in the Agreement Plan), then there shall be paid out in cash to the Participant within 30 days following the effective date of the Change in Control the value of the Performance Shares to which the Participant would have been entitled if performance achieved 100% of the target performance measures as described in the attached Grant Notice.4

[2]	Deleted in non-annual retention awards; paragraph is deleted from Angela F. Braly’s performance share award agreement.
[3]	For awards to Angela F. Braly, “Disability” is defined in her Employment Agreement and this section contains the appropriate reference to her Employment Agreement.

(e) Clawback Provision. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Participant is a non-executive participant in the WellPoint, Inc. Executive Agreement Plan (the “Agreement Plan”) or is an Executive (as defined by the Company) at the time of the Participant’s Termination, regardless of whether the Executive is then a participant in such Agreement Plan, the Performance Shares shall be forfeited if the Participant breaches any provision of Section 3.6 or 3.10 of the Agreement Plan, in which case the Participant shall be subject to the “Return of Consideration” provision contained in Section 3.7 of the Agreement Plan.5

4. Transferability of the Performance Shares. The Participant shall have the right to appoint any individual or legal entity in writing, on a Designation of Beneficiary form, as his/her beneficiary to receive any Performance Shares (to the extent not previously terminated or forfeited) under this Agreement upon the Participant’s death. Such designation under this Agreement may be revoked by the Participant at any time and a new beneficiary may be appointed by the Participant by execution and submission to the Company, or its designee, of a revised Designation of Beneficiary form to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Participant on the Designation of Beneficiary form and received by the Company, or its designee, prior to the date of the Participant’s death. If the Participant dies without such designation, the Performance Shares will become part of the Participant’s estate.

5. Taxes and Withholdings. Upon the expiration of the applicable portion of the Performance Period (and delivery of the underlying Shares), or as of which the value of any Performance Shares first becomes includible in the Participant’s gross income for income tax purposes, the Participant shall satisfy all obligations for the payment of any tax attributable to the Performance Shares. The Participant shall notify the Company if the Participant wishes to pay the Company in cash, check or with shares of WellPoint common stock already owned for the satisfaction of any taxes of any kind required by law to be withheld with respect to such Performance Shares. Any such election made by the Participant must be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Compensation Committee of the Board of Directors of the Company (“Committee”), in its sole discretion deems appropriate. If the Participant does not notify the Company in writing at least 14 days prior to the applicable lapse of the Performance Period, the Committee is authorized to take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. Such other actions may include withholding the required amounts from other compensation payable to the Participant, a sell-to-cover transaction or such other method determined by the Committee, in its discretion.

6. No Rights as a Shareholder. The Participant shall have no rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Performance Shares, for record dates occurring on or after the Grant Date and prior to the date any such Performance Shares vest in accordance with this Agreement.

7. No Right to Continued Employment. Neither the Performance Shares nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, nor restrict in any way the right of the Company, which right is hereby expressly reserved, to terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to have restrictions on the Performance Shares lapse is earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Performance Shares or acquiring Shares hereunder.

[4]	For awards to Angela F. Braly, “Change in Control” is defined in her Employment Agreement and this section contains the appropriate reference to her Employment Agreement.
[5]	For awards to Angela F. Braly, restrictive covenants and clawback provisions are included in her Employment Agreement and this section contains the appropriate reference to her Employment Agreement.

8. The Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. Unless defined herein, capitalized terms are as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at WellPoint, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Corporate Secretary, Shareholder Services Department.

9. Compliance with Laws and Regulations.

(a) The Performance Shares and the obligation of the Company to deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) The Shares received upon the expiration of the applicable portion of the Performance Period shall have been registered under the Securities Act of 1933 (“Securities Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c) If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

10. Code Section 409A Compliance. It is intended that this Agreement meet the short-term deferral exception from Code Section 409A. This Agreement and the Plan shall be administered in a manner consistent with this intent and any provision that would cause the Agreement or Plan to fail to satisfy this exception shall have no force and effect.

11. Notices. All notices by the Participant or the Participant’s assignees shall be addressed to WellPoint, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Stock Administration, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

12. Other Plans. The Participant acknowledges that any income derived from the Performance Shares shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

13. Recoupment Policy for Incentive Compensation. The Company’s Recoupment Policy for Incentive Compensation, as may be amended from time to time, shall apply to the Performance Shares, any Shares delivered hereunder and any profits realized on the sale of such Shares to the extent that the Participant is covered by such policy. If the Participant is covered by such policy, the policy may apply to recoup Performance Shares awarded, any Shares delivered hereunder or profits realized on the sale of such Shares either before, on or after the date on which the Participant becomes subject to such policy.6

WELLPOINT, INC.

By:
Printed:	William J. Ryan
Its:	Chairman, Compensation Committee
WellPoint, Inc. Board of Directors

I DO NOT accept this Performance Share Award:

Signature:

Printed Name:	Date:

[6]

For grants to Angela F. Braly, this section omits the phrases “to the extent that the Participant is covered by such policy” and “if the Participant is covered by such policy” as Ms. Braly is covered by the recoupment policy.